Exhibit 99.9
 SECOND Quarter 2024

 Forward-looking Statements  This presentation contains forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and ChoiceOne.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future”, and variations of such words and similar expressions are intended to identify such forward-looking statements.    All statements with references to future time periods are forward-looking.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements.  Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.  Additional risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2023.  In addition to results presented in accordance with GAAP, this presentation includes certain non-GAAP financial measures. ChoiceOne believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand underlying financial performance and condition and trends of ChoiceOne.  Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. ChoiceOne’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.   Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this presentation.

 Our vision is to be the   best bank in Michigan.  Our mission is to provide superior service, quality advice, and show utmost respect to everyone we meet.

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: All dollars in millions  Company Profile  ChoiceOne Bank maintains the community feel of a small-town bank with the technological capabilities and product offerings of a larger bank  ChoiceOne Financial Services, Inc. (“COFS”) was incorporated in 1986 as a Michigan corporation. ChoiceOne Bank was founded in 1898 (then called Sparta State Bank) in Sparta, MI at the corner of Division and Union Street. Over its more than 125-year history, COFS has grown significantly, due in part to its merger with County Bank Corp. ($673 million in assets) and acquisition of Community Shores Bank Corporation ($244 million in assets). Today, COFS is a $2.6 billion bank holding company listed on the NASDAQ stock exchange with a market capitalization of $217 million as of June 30, 2024. COFS prides itself on maintaining the community feel of a small-town bank with the technological capabilities and product offerings of a larger bank.  Personal Banking  Provides full array of banking services including checking, savings, CDs/money markets and HSAs, complete with online and mobile banking solutions.  Business Banking  Business banking offers business and agriculture loans, treasury services and public funds.  Mortgage Lending  A comprehensive offering of residential mortgage options including fixed and adjustable-rate mortgages.  Wealth Management  Wealth Management provides two delivery channels – The Private Bank and Retail Investment Services. The Wealth Management team is experienced, nimble and responsive to client needs. Areas of expertise include investing, lending, banking, and trust services.   Coast to Coast Coverage  Through 35 locations across western and southeastern Michigan, ChoiceOne Bank leverages advanced technology, innovative services, and tailored solutions for its customers.   Summary Financials (6/30/2024)  Total Assets  $2,623   Deposits   $2,127  Gross Loans (Incl. HFS)  $1,443  Market Cap  $217  Annualized ROAA  0.99%  Annualized ROAE  12.50%   Annualized   Dividend Yield   3.8%  P/E Ratio (TTM)  9.6x  Map of locations  Branch Location  OVERVIEW

 Awards & Accomplishments  With an abundance of accolades & awards, ChoiceOne Bank has been recognized as a top-tier community bank in Michigan and in the banking industry.  Award Nominee  (West MI Hispanic Chamber of Commerce – 2018)  “ChoiceOne has a special culture, one that is driven by innovation, yet with a mission to provide superior service, quality advice, and show utmost respect to everyone we meet.”  – Kelly J. Potes     National Top 20 Most Innovative Community Bank  (Independent Banker – 2018)  Financial Literacy Award(Michigan Bankers Association – 2024. 2023, 2022 & 2020)  Editor’s Choice Award for Community Commitment  (Cardrates.com – 2019)  Best Small Business Solutions Nomination  (Finovate Awards – 2019)  Global Innovation Awards Nominee  (BAI – 2018)  Newsmaker Finalist of the Year  (Grand Rapids Business Journal – 2019 & 2018)  True North Community Partner Award  (True North Community Services – 2019 & 2018)  Silver Addy  (AAF – 2019)  Startup Innovation Finalist with Plinqit  (Bank Director Best of FinXTech – 2019 & 2018)  Mastercard Doing Well By Doing Good (Segment Award – 2022)  ABA Foundation Community Commitment Awards   (Economic Inclusion Honorable Mention – 2021)  SBA Michigan 504 Third Party Lender of the Year Award(Fiscal Year 2023)  Named Best Small Bank by Newsweek 3 Years in a row   2023 – 2022 – 2021  Partner of the Michigan Community Fund(Recognized for Supporting Affordable Housing – 2023)

 Management Team  Mr. Michael J. Burke Jr. has served as President at ChoiceOne since May 2020 and oversees lending and operations. Previously, he served as President, CEO, COO and Director at Lakestone Bank & Trust which was merged into ChoiceOne. Mr. Burke is highly involved in organizations in Southeast Michigan including the Lapeer Development Corporation and McLaren Lapeer Region Board of Trustees. Mr. Burke holds a Bachelor of Arts degree in Finance from the University of Michigan-Flint.   Michael J. Burke, Jr. | President  Mr. Adom Greenland is the Executive Vice President, Chief Financial Officer and Treasurer at ChoiceOne. Mr. Greenland joined ChoiceOne in 2013 with various roles including Chief Operating Officer overseeing technology and bank operations.  Prior to joining ChoiceOne he worked as a Certified Public Accountant at PwC for over 10 years, which included an international rotation in London, England. He holds both a Bachelor's degree and Master's degree in Accounting from Michigan State University.  Mr. Kelly J. Potes, CFP, joined ChoiceOne Bank in 1984 and has held various management positions including Assistant Controller, Bank Investment Portfolio Manager, Head of ALCO, Head of Bank Retail Services, and Head of Investment Services. In 1998, he left ChoiceOne Bank to become the President and Owner of Kent-Ottawa Investment Advisors, an investment advisory firm. In 2001, he returned to ChoiceOne Bank as Senior Vice President of Retail Services, and General Manager of ChoiceOne Insurance Agencies, Inc. before being named Chief Executive Officer in 2016.   Adom J. Greenland | EVP & CFO   Kelly J. Potes | CEO  Mr. Bradley A. Henion is the Executive Vice President and Chief Lending Officer of ChoiceOne Bank. Mr. Henion joined ChoiceOne in 2015 having previously held Senior Vice President positions with GreenStone Farm Credit Services in East Lansing, MI, and Bank of America (formerly LaSalle Bank) in Grand Rapids, MI. Mr. Henion holds a Master of Business Administration in Finance from Baker College and has a Bachelor of Science in Accountancy from Ferris State University.   Bradley A. Henion | EVP & CLO  "With a vision to be the best bank in Michigan and a mission to provide superior service, quality advice, and show utmost respect to everyone we meet, our tech-savvy community bank is prepared to meet our customers’ financial needs, however they choose, and build solid personal relationships.”   - Kelly J. Potes

 Management Team (CONT.)  Ms. Heather D. Brolick has been Chief Human Resources Officer of ChoiceOne Bank since October 2020 following its acquisition of Community Shores Bank Corporation. Ms. Brolick served as Director, President and Chief Executive Officer of Community Shores Bank Corporation and Community Shores Bank From 2006 until 2020. Ms. Brolick also currently serves as a Board member and Chairperson of the Board of Directors of Harbor Hospice and a Board member and Chairperson of the Board of Harbor Hospice Foundation, among others.   Heather D. Brolick | EVP & CHRO  Mr. Jamula has served as the Senior Vice President of Wealth Management since 2021. Mr. Jamula has over 28 years of banking experience, which includes sales leadership positions at TCF Bank, Chemical Bank and Fifth Third Bank covering Wealth Management and Private Banking. Mr. Jamula holds a Bachelor of Business Administration in Accounting from Grand Valley State University.  Mr. Lee A. Braford has been a Senior Vice President and Chief Credit Officer of ChoiceOne Bank since January 2011. He has served in various roles with ChoiceOne for over 25 years leading the development of ChoiceOne’s credit culture. Mr. Braford is active in organizations in Sparta, MI including serving on board of the Sparta Community Foundation, previously as its Chairman.  Rob Jamula | SVP WEALTH MANAGEMENT   Lee A. Braford | SVP & CCO  Ms. Shelly M. Childers has served as Senior Vice President and Chief Information Officer at ChoiceOne Bank since 2019. Prior to that Ms. Childers was the Senior Vice President and Chief Information Officer at Lakestone Bank and Trust. Ms. Childers has over 25 years of experience leading both the operational and digital sides of banking technology. Her background also includes experience in leading bank technology through acquisitions, mergers, and software conversions. Ms. Childers holds a Bachelor of Business Administration and Finance from the University of Michigan.   Shelly M. Childers | SVP & CIO

 Source: S&P Capital IQ Pro, as of 6/30/2023  Note: All dollars in thousands  Other MI includes branches not located in an MSA, including those in the cities of Fremont, Grant and Newaygo  Geographic Footprint  GRAND RAPIDS-KENTWOOD, MI  Locations  10  Deposits  $755,651  Market Share  2.57%  Market Rank  11  SOUTHEASTERN MI (DETROIT MSA)  Locations  13  Deposits  $824,609  Market Share  0.45%  Market Rank  13  MUSKEGON, MI  Locations  5  Deposits  $350,225  Market Share  16.84%  Market Rank  3  Other MI(1)  Locations  3  Deposits  $155,903  Market Share  NA  Market Rank  NA  Map of locations  Scale in Legacy Markets BY MSA

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: All dollars in millions, unless otherwise noted; deals sorted by announcement date  Excludes $138.0 million and $33.1 million in PPP loans in 2020, 2021 respectively  M&A History  COFS has completed three whole bank M&A deals, most recently, the merger of equals with County Bank Corp. in 2019 and an acquisition of Community Shores Bank Corporation in 2020  Transaction Overview  Deal Profile (Announcement)  Target Operating Metrics (Quarter Before Announcement)  Target  Target City, State  Announcement Date  Deal Value  Consideration  Total Assets  Gross Loans  LTM ROAA  Muskegon, MI  1/6/2020  $21.9  76.5% Stock /  23.5% Cash   $185.1  $147.2  0.49%  Lapeer, MI  3/25/2019  $89.0  100.0% Stock /  0.0% Cash   $616.6  $363.9  1.13%  Kent City, MI  4/25/2006  $29.0  99.9% Stock /   0.1% Cash  $216.4  $150.7  0.99%  COFS M&A History  Organic and Acquisitive Asset Growth  Organic Assets  Acquired Assets

 Financial Summary

 Source: Numbers based on ChoiceOne internal data   as of 6/30/2024 exc. where spec. identified; Note: All dollars in thousands  Includes $138.0 million, $33.1 million and $0 million in PPP loans in 2020, 2021    and 2022, respectively   (2) Core loans-exclude Paycheck Protection Program (“PPP”) loans, held for sale loans, and loans to   other financial institutions. Loans held for sale were $8.9 million and $5.9 million in Q2 2023 and Q2 2024, respectively   Loans to other financial institutions were $38.8 million and 36.6 million in Q2 2023 and Q2 2024, respectively  Historic Balance Sheet Growth – COFS  Outline of COFS’ notable balance sheet growth following two M&A transactions in 2019 and 2020, both including & excluding the impact of PPP loans  Total Equity  Total Deposits  Gross Loans (Including Held For Sale) (1)  Total Assets  PPP  14.3% Core loan (2) growth for the trailing 12 months

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: All dollars in thousands  Saving accounts include MMDA’s  Attractive Deposit Mix – ChoiceOne Bank  Diverse local deposit franchise of retail, business, and municipal accounts  Launched new treasury management platform in 2023 with best-in-class functionality  At 6/30/2024 Non-interest-bearing deposit base of $517.1 million or 24% of deposits  35.5% of total deposits exceed the FDIC limit of $250,000, as of 6/30/2024  Diversified offerings such as Intrafi’s CDARS and ICS products that increase depositors’ FDIC coverage  Ample borrowing capacity from the Federal Home Loan Bank, Federal Reserve, and other sources is available to fully cover uninsured deposits  Deposit Mix and Detail (6/30/2024)  Commentary  Demand Deposit Mix (6/30/2024) (1)  $1.7 Billion  Balance  % of Total  Transaction  $1,112,888  52.3%  MMDAs & Savings  600,798  28.3%  Retail CDs (≤ $250K)  213,921  10.0%  Jumbo CDs (> $250K)  199,072  9.4%  Total Deposits  $2,126,679  100.0%

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: All dollars in thousands; costs are annualized on a quarterly basis  Attractive Deposit Mix – ChoiceOne Bank (cont.)  Deposits, excluding brokered deposits, increased by $64.5 million or 3.2% during the twelve months since June 30, 2023. The increase in deposits is a combination of new business, and recapture of deposit losses from the prior year.  Non-interest-bearing and transactional account balances drive lower cost of deposits  Management team has demonstrated historical success of controlling deposit costs in previous interest rate cycle  Deposit Mix and Detail (6/30/2024)  Commentary  Historic Cost of Interest-Bearing Deposits vs Fed Funds  $2,185,848  $2,126,679  $2,086,388  25%  26%  26%  74%  75%  74%  23%  77%  $2,133,195  76%  24%  $2,122,055  28% Beta  35% Beta  Last Cycle Q3 2015 – Q2 2019  Current Cycle to date

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: All dollars in thousands; yields are annualized on a quarterly basis  Detail by types per call report codes  Attractive Loan Mix – ChoiceOne Bank  Strong commercial real estate portfolio - 48% of CRE loans are owner occupied  QTD Yield on loans of 6.16%  $452 million of loans classified as variable or 31% of portfolio  $300.3 million of loans with Principal Paydown (Payments & Maturities) one year or less or 20.8% of portfolio  Weighted average duration of loan portfolio of 1.9 years  Active residential real estate lending with sold (primarily service retained) and portfolio mortgages  Loan Mix and Detail (6/30/2024) (1)  Commentary   Loan to Deposit Ratio     Balance  % of Total  Construction & Development  $93,678   6.5%  1-4 Family  376,488  26.1%  Multifamily  57,893  4.0%  C&I  216,899  15.0%  Farm & Agricultural  42,579  2.9%  Consumer, Leases & Other  40,463  2.8%   CRE – Owner Occupied  296,818  20.6%   CRE – Non-Owner Occupied  318,655  22.1%   Total CRE  $615,473   42.7%           Gross Loans  $1,443,473   100.0%

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Securities portfolio breakdown is by book value and excludes equity securities   Reported value of securities: Available for sale, at fair value and held to maturity, at amortized cost net of credit losses  See Non-GAAP Reconciliation  Investment Portfolio – COFS  Securities Portfolio Breakdown (1)  $884 Million (2)  Security portfolio highlights  Total Portfolio  COFS’ total securities portfolio of $884 million consists of high-quality securities to be used for liquidity and cash flow  $392.7 million of the portfolio is at held to maturity status. A large component of these securities are local issuance municipals or CRA  83% of securities are rated AA or higher  Ample on balance sheet liquidity to fund future loan growth, including $129.4 million of cash flow from securities over the next two years  Yield & Interest Rate Risk  COFS’ securities income was $6.9 million, with a yield of 2.81% for the three months ended June 30, 2024  COFS’ tax equivalent securities income was $7.3 million, with a yield of 2.96%(3) for the three months ended June 30, 2024  ChoiceOne has pay-fixed interest rate swaps with a total notional value of $401.0 million. These derivative instruments will increase in value as long-term interest rates rise, which helps offset the reduction in equity due to unrealized losses on securities available for sale  Modified Duration of the portfolio is 5.13 years; however, the impact of the hedging strategy (including all $401 million of notional pay-fix swaps) reduces the modified duration to 2.41 years. Weighted average life of the portfolio was 6 years  80% of the portfolio is bullet-like in structure

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: All dollars in thousands  Derivatives income impact assumes a SOFR rate of 5.33% in perpetuity  For each 25-basis point increase or decrease in SOFR rate from 5.33% projected quarterly net interest income will increase or decrease, respectively by approximately $250,000  Interest Rate SWAPS  ChoiceOne uses interest rate swaps as part of our interest rate risk management strategy. ChoiceOne has pay-fixed interest rate swaps with a total notional value of $401.0 million with a weighted average coupon of approximately 3.07%. These derivative instruments will increase in value as long-term interest rates rise, which helps offset the reduction in equity due to unrealized losses on securities available for sale  INCOME IMPACT (1)     Swaps  Notional Value  Coupon  Item Hedged  Contract End     Fair Value at 6/30/24  1  Current Paying  200,950  3.40%  Fixed rate securities   2031-2032   7,661   2  Forward Starting  200,000  2.75%  Variable Deposits  2032       15,969                      Total    23,629

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Net interest margin (tax-equivalent basis). See Non-GAAP reconciliation  Annualized quarter data  Financial Performance METRICS – COFS  Efficiency Ratio & Noninterest Expense to Average Assets (2)  NIM (1) (2)  ROAE (2)  ROAA (2)

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: Non-interest Income amounts exclude gain (losses) on sale of securities and changes in value of equity securities  Non-interest Income – COFS  Diversified sources of non-interest income with multiple lines of business including Wealth Management  2022  2023  Six Months Ended 6/30/2024  $15.8  Million  $15.2  Million  13%  10%  61%  12%  6%  62%  $8.2  Million  10%  7%  9%  8%  8%  10%  59%  15%  10%

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Excluding held for sale loans   Annualized quarter data  Asset Quality – COFS  Historically strong credit metrics  Net Charge-Offs / Average Loans (2)   NPLs / Loans (1)  Texas Ratio  NPAs / Total Assets  1.12% Allowance for Credit Losses to Total Loans(1)

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  See Non-GAAP Reconciliation  Capital  Regulatory Ratios  Q2 2022  Q3 2022  Q4 2022  Q1 2023  Q2 2023  Q3 2023  Q4 2023  Q1 2024  Q2 2024  ChoiceOne Financial Services, Inc.                             Total capital (to risk weighted assets)  13.8%  13.7%  13.8%  13.5%  13.2%  13.2%  13.0%  13.3%  13.5%  Common equity Tier 1 capital (to risk weighted assets)  11.0%  10.9%  11.1%  10.7%  10.5%  10.4%  10.3%  10.5%  10.7%  Tier 1 capital (to risk weighted assets)  11.3%  11.2%  11.4%  11.0%  10.8%  10.7%  10.5%  10.7%  10.9%  Tier 1 capital (to average assets)  7.5%  7.6%  7.9%  7.7%  7.7%  7.4%  7.5%  7.6%  7.7%  Book value per share   $ 22.19    $ 20.86    $ 22.47    $ 22.43    $ 23.79    $ 24.02    $ 25.92    $ 27.36    $ 28.32   Tangible book value per share (1)   $ 13.75    $ 12.47    $ 14.12    $ 14.12    $ 15.53    $ 15.80    $ 17.73    $ 19.21    $ 20.22   Tangible book value per share excluding AOCI (1)   $ 22.42    $ 22.99    $ 23.67    $ 23.14    $ 23.61    $ 24.08    $ 24.56    $ 25.08    $ 25.67   ChoiceOne Bank                             Total capital (to risk weighted assets)  12.7%  12.8%  13.0%  13.0%  12.7%  12.7%  12.4%  12.6%  13.2%  Common equity Tier 1 capital (to risk weighted assets)  12.2%  12.3%  12.5%  12.5%  12.2%  12.0%  11.8%  11.8%  12.5%  Tier 1 capital (to risk weighted assets)  12.2%  12.3%  12.5%  12.5%  12.2%  12.0%  11.8%  11.8%  12.5%  Tier 1 capital (to average assets)  8.1%  8.3%  8.7%  8.7%  8.7%  8.3%  8.4%  8.3%  8.8%

 COFS TRADES ON THE NASDAQ®  ChoiceOne trades on the Nasdaq Stock Exchange under its symbol, “COFS”   Market Makers in ChoiceOne Stock   D. A. Davidson & Co.  Nick Bicking  800.394.9230  Eugene Bodo  Managing Director, Institutional Equity Sales  Janney Montgomery Scott, LLC  O 215 665-6566,  M 610 766-0015  Raymond James & Associates  Anthony LanFranca  312.655.2961  Stock Registrar & Transfer Agent  Continental Stock Transfer & Trust Company  1 State Street Plaza, 30th Floor  New York, NY 10004-1561212.509.4000

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  See Non-GAAP Reconciliation  Other Selected highlights – COFS  Quarterly  Performance Ratios  2022 2ndQtr.     2022 3rdQtr.     2022 4thQtr.     2023 1stQtr.     2023 2ndQtr.     2023 3rdQtr.     2023 4thQtr.     2024 1stQtr.     2024 2ndQtr.  Annualized return on average assets  0.95%  0.97%  1.13%  0.94%  0.86%  0.80%  0.82%  0.86%  0.99%  Annualized return on average equity  12.68%  14.11%  16.68%  13.42%  12.13%  11.31%  11.32%  11.26%  12.50%  Annualized return on average tangible common equity (1)  18.87%  21.96%  26.63%  20.64%  18.31%  16.55%  16.40%  15.81%  17.22%  Net interest margin (fully tax-equivalent) (1)  3.02%  3.15%  3.15%  3.09%  2.86%  2.70%  2.72%  2.74%  3.01%  Efficiency ratio  61.43%  61.06%  60.15%  65.40%  65.92%  65.74%  65.31%  64.55%  61.47%  Annualized cost of funds  0.25%  0.35%  0.59%  0.79%  1.29%  1.70%  1.91%  2.00%  1.92%  Annualized cost of deposits  0.19%  0.29%  0.47%  0.62%  0.98%  1.36%  1.57%  1.65%  1.56%  Cost of interest bearing liabilities  0.34%  0.48%  0.82%  1.08%  1.69%  2.20%  2.45%  2.53%  2.44%  Shareholders' equity to total assets  7.05%  6.63%  7.08%  7.00%  7.22%  7.04%  7.59%  7.74%  8.18%  Tangible common equity to tangible assets (1)  4.49%  4.07%  4.57%  4.52%  4.83%  4.74%  5.32%  5.56%  5.98%  Annualized noninterest expense to average assets  2.23%  2.25%  2.23%  2.34%  2.24%  2.14%  2.13%  2.09%  2.16%  Loan to deposit  52.81%  52.92%  56.40%  57.66%  61.02%  61.65%  66.70%  65.17%  67.87%  Full-time equivalent employees   380    383    376    376    380    376    369    367    367   Asset Quality  2022 2ndQtr.     2022 3rdQtr.     2022 4thQtr.     2023 1stQtr.     2023 2ndQtr.     2023 3rdQtr.     2023 4thQtr.     2024 1stQtr.     2024 2ndQtr.  (in thousands)  Net loan charge-offs (recoveries)   $ 185    $ 59    $ (12)   $ 28    $ 67    $ 148    $ 120    $ 51    $ 157   Annualized net loan charge-offs (recoveries) to average loans  0.07%  0.02%  0.00%  0.01%  0.02%  0.05%  0.04%  0.01%  0.04%  Allowance for loan losses   7,416    7,457    7,619    15,065    14,582    14,872    15,685    16,037    16,152   Unfunded commitment liability   -    -    -    2,991    3,156    2,718    2,160    1,757    1,485   Allowance to loans (excludes held for sale)  0.66%  0.66%  0.64%  1.24%  1.15%  1.14%  1.11%  1.13%  1.12%  Non-Accruing loans   1,242    1,197    1,263    1,596    1,581    1,670    1,723    1,715    2,086   Nonperforming loans (includes OREO)   2,714    2,628    2,666    1,726    1,847    1,792    1,845    1,837    2,358   Nonperforming loans to total loans (excludes held for sale)  0.24%  0.23%  0.22%  0.14%  0.15%  0.14%  0.13%  0.13%  0.16%  Nonperforming assets to total assets  0.11%  0.11%  0.11%  0.07%  0.07%  0.07%  0.07%  0.07%  0.09%

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Appendix non-GAAP reconciliation  (1) Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%.  The presentation of these measures on a tax-equivalent basis is not in accordance with GAAP but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.  Year ended December 31,  2020     2021     2022     2023  Interest  Rate  Interest  Rate  Interest  Rate  Interest  Rate  Net interest income (tax-equivalent basis) (Non-GAAP) (1)   $ 51,808             $ 62,137             $ 68,979             $ 67,415            Net interest margin (tax-equivalent basis) (Non-GAAP) (1)        3.51%        3.14%        3.09%        2.83  %  Reconciliation to Reported Net Interest Income                                                  Net interest income (tax-equivalent basis) (Non-GAAP) (1)   51,808    62,137    68,979    67,415   Adjustment for taxable equivalent interest   (737)            (1,513)            (1,665)            (1,530)           Net interest income (GAAP)   $ 51,071    $ 60,624    $ 67,314    $ 65,885   Net interest margin (GAAP)        3.38%        3.08%        3.01%        2.77%

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Appendix non-GAAP reconciliation  (1) Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%.  The presentation of these measures on a tax-equivalent basis is not in accordance with GAAP but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Appendix non-GAAP reconciliation

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Appendix QUARTERLY Average Balances and Tax-Equivalent Interest Rates  Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%.  The presentation of these measures on a tax equivalent basis is not in accordance with GAAP but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.  Taxable securities include dividend income from Federal Home Loan Bank and Federal Reserve Bank stock.  Loans include both loans to other financial institutions and loans held for sale.  Non-accruing loan and PPP loan balances are included in the balances of average loans.   Interest on loans included net origination fees, accretion income, and PPP fees.

 Source: Numbers based on ChoiceOne internal data as of 6/30/2024 except where specifically identified  Note: Excludes loans held for sale  Appendix loans by loan category  (Dollars in thousands)  Loans:  Q2 2022  Q3 2022  Q4 2022  Q1 2023  Q2 2023  Q3 2023  Q4 2023  Q1 2024  Q2 2024  Agricultural  $59,063    $63,347    $64,159    $55,995    $40,684    $43,290    $49,210    $41,950    $45,274   Commercial and Industrial  208,857    208,590    210,210    217,063    224,191    222,357    229,915    231,222    224,031   Consumer  38,376    38,356    39,808    38,891    38,614    37,605    36,541    34,268    32,811   Commercial Real Estate  565,163    593,195    630,953    648,202    657,549    709,960    786,921    794,705    804,213   Construction Real Estate  17,950    14,299    14,736    13,939    16,734    16,477    20,936    17,890    18,751   Residential Real Estate  191,980    214,614    229,916    236,493    247,618    256,348    267,730    268,523    275,878   Loans to Other Financial Institutions  37,422    70    -    -    38,838    23,763    19,400    30,032    36,569   Gross Loans  1,118,811    1,132,471    1,189,782    1,210,583    1,264,228    1,309,800    1,410,653    1,418,590    1,437,527   Less allowance for credit losses on loans  7,416    7,457    7,619    15,065    14,582    14,872    15,685    16,037    16,152   Loans, Net  1,111,395    1,125,014    1,182,163    1,195,518    1,249,646    1,294,928    1,394,968    1,402,553    1,421,375